Exhibit 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the annual report on Form 1-K of COMMUNE OMNI FUND, LLC, of our report dated April 15, 2026, on our audit of the consolidated financial statements of COMMUNE OMNI FUND, LLC and Subsidiary as of and for the year ended December 31, 2025.

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, California

April 28, 2026